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                                                                  EXHIBIT 23.01

                    CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
eRoom System Technologies, Inc.

         As independent certified public accountants, we hereby consent to the use of our report dated April 13, 2000 with respect to the consolidated financial statements of eRoom System Technologies, Inc. included in this Registration Statement on Form SB-2, and consent to the use of our name in the "Experts" section of this Registration Statement.

                                       /s/ HANSEN, BARNETT & MAXWELL
                                       ------------------------------
                                       HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
April 13, 2000